EXHIBIT 10.13

                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                         FPN PRIME, L.L.C., AS LANDLORD

                                       AND

                      CENTRAL JERSEY BANK, N.A., AS TENANT

                                    PREMISES:

                                 1903 Highway 35
                              Oakhurst, New Jersey

                                TABLE OF CONTENTS

ARTICLE                                      DESCRIPTION                                  PAGE
  ARTICLE 1  -  PREMISES ..............................................................      5
  ARTICLE 2  -  CONSTRUCTION AND PREPARATION; CERTIFICATE OF OCCUPANCY RELOCATION .....      5
       2(a)     Landlord Representation ...............................................      5
       2(b)     Landlord's Work .......................................................      5
       2(c)     Tenant's Work .........................................................      5
       2(d)     General Liability Insurance Policy ....................................      6
       2(e)     Tenant Contracts ......................................................      6
       2(f)     Initial Tenant Work ...................................................      6
       2(g)     Certificate of Occupancy ..............................................      6
       2(h)     Commencement Date .....................................................      7
       2(i)     Performance of Tenant's Work ..........................................      7
  ARTICLE 3  -  TERM ..................................................................      8
  ARTICLE 4  -  RENT ..................................................................      8
       4(a)     Additional Rent .......................................................      8
       4(b)     Annual Adjustment of Net Basic Rental .................................      8
       4(c)     CPI Example ...........................................................      8
  ARTICLE 5  -  OPTION TERM(S) ........................................................      9
  ARTICLE 6  -  REAL ESTATE AND OTHER GOVERNMENTAL CHARGES ............................     10
       6(a)     Tenant's Tax Percentage ...............................................     10
       6(b)     Other Taxes ...........................................................     10
       6(c)     Estimated Tax Payments ................................................     10
       6(d)     Tax Contest ...........................................................     11
       6(e)     Tax Dispute ...........................................................     11
  ARTICLE 7  -  COMMON AREA CHARGES ...................................................     11
       7(a)     CAC Percentage ........................................................     11
       7(b)     Estimated Payment of CAC ..............................................     12
  ARTICLE 8  -  ADDITIONAL RENT .......................................................     12
  ARTICLE 9     Security ..............................................................     13
ARTICELE 10  -  USE ...................................................................     13
      10(a)     Tenant Use ............................................................     13
      10(b)     Landlord Leasing Restriction ..........................................     13
 ARTICLE 11  -  UTILITIES .............................................................     14
 ARTICLE 12  -  INSURANCE; INDEMNIFICATION; WAIVER OF SUBROGATION .....................     14
      12(a)     Commercial General Liability Insurance Policy .........................     14
      12(b)     Tenant Indemnity ......................................................     15
      12(c)     Landlord Insurance Requirements .......................................     15
      12(d)     Tenant Property/Casualty Insurance ....................................     15
      12(e)     Tenant Release ........................................................     15
      12(f)     Landlord Release ......................................................     16
      12(g)     Insurance Surcharge ...................................................     16
 ARTICLE 13  -  NON-LIABILITY .........................................................     16
      13(a)     Landlord Responsibility ...............................................     16
      13(b)     Landlord Compensation .................................................     16
 ARTICLE 14  -  CLEANLINESS; DISPOSAL OF GARBAGE ......................................     16
      14(a)     Tenant Requirement ....................................................     16
      14(b)     Tenant Compliance with Law ............................................     16

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

 ARTICLE 15  -  BROKEN GLASS ..........................................................     16
 ARTICLE 16  -  REPAIRS; MAINTENANCE ..................................................     17
      16(a)     Landlord and Tenant Responsibilities ..................................     17
      16(b)     Failure to Make Repairs ...............................................     17
 ARTICLE 17  -  ALTERATIONS; TRADE FIXTURES ...........................................     17
 ARTICLE 18  -  CASUALTY DAMAGE .......................................................     18
      18(a)     Landlord Repairs ......................................................     18
      18(b)     Option to Terminate ...................................................     18
      18(c)     Tenant Requirement to Repair ..........................................     19
 ARTICLE 19  -  SUBORDINATION .........................................................     19
 ARTICLE 20  -  QUIET ENJOYMENT .......................................................     19
 ARTICLE 21  -  ACCESS TO PREMISES ....................................................     19
 ARTICLE 22  -  CONDEMNATION ..........................................................     20
      22(a)     Taking Rendering Premises Unusable ....................................     20
      22(b)     Tenant's Termination upon Taking ......................................     20
      22(c)     Taking Award ..........................................................     20
 ARTICLE 23  -  ASSIGNMENT AND SUBLETTING .............................................     20
      23(a)     Tenant Assignment/Subletting ..........................................     20
      23(b)     Assignment/Subletting Conditions ......................................     21
      23(c)     Assignment/Subletting Rent ............................................     21
      23(d)     Assignment/Subletting to Related Entity ...............................     21
 ARTICLE 24  -  SURRENDER; HOLDOVER ...................................................     22
      24(a)     Tenant Holdover .......................................................     22
      24(b)     Tenant Holdover Tenancy ...............................................     22
      24(c)     Non-Waiver of Rights ..................................................     22
 ARTICLE 25  -  DEFAULT ...............................................................     22
      25(a)     Events of Default .....................................................     22
      25(b)     Uncured Defaults ......................................................     23
 ARTICLE 26  -  JOINT AND SEVERAL LIABILITY ...........................................     23
 ARTICLE 27  -  NOTICE ON DEFAULT .....................................................     23
 ARTICLE 28  -  REMEDIES ON DEFAULT ...................................................     24
      28(a)     Remedies ..............................................................     24
      28(b)     Remedies-Uncured Defaults .............................................     24
      28(c)     Termination Event .....................................................     25
      28(d)     Liquidated Damages ....................................................     25
      28(e)     Breach ................................................................     25
      28(f)     Non-Waiver ............................................................     26
      28(g)     Late Fees .............................................................     26
      28(h)     Personal Property .....................................................     26
      28(i)     Notice ................................................................     26
 ARTICLE 29  -  CERTIFICATE OF LEASE STATUS ...........................................     27
 ARTICLE 30  -  LANDLORD'S LIEN .......................................................     27
 ARTICLE 31  -  SIGNS .................................................................     27
 ARTICLE 32  -  DELIVERIES/PARKING AND MAINTENANCE OF PARKING AREA ....................     28
      32(a)     Parking Facilities ....................................................     28
      32(b)     Maintenance ...........................................................     28
      32(c)     Costs .................................................................     28
      32(d)     Deliveries ............................................................     28
      32(e)     Designated Parking Spaces .............................................     28

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
 ARTICLE 33  -  COMPLIANCE WITH MORTGAGE REQUIREMENTS; REASONABLE MODIFICATIONS .......     28
 ARTICLE 34  -  RULES AND REGULATIONS .................................................     29
 ARTICLE 35  -  HEADINGS ..............................................................     29
 ARTICLE 36  -  COMPLIANCE WITH LAWS ..................................................     29
      36(a)     Tenant Compliance .....................................................     29
      36(b)     Right to Contest ......................................................     29
 ARTICLE 37  -  FORCE MAJEURE .........................................................     30
 ARTICLE 38  -  PERFORMANCE OF TENANT'S OBLIGATIONS ...................................     30
 ARTICLE 39     WAIVER ................................................................     30
 ARTICLE 40  -  EXECUTION; COMPLETE AGREEMENT; COUNTERPARTS INTERPRETATION ............     30
 ARTICLE 41  -  BROKERS ...............................................................     31
 ARTICLE 42  -  NOTICES; REGISTERED AGENT .............................................     31
 ARTICLE 43  -  GUARANTEE OF LEASE ....................................................     32
 ARTICLE 44  -  BINDING EFFECT ........................................................     32
 ARTICLE 45  -  SEVERABILITY ..........................................................     32
 ARTICLE 46  -  DEFINITION OF LANDLORD; LIABILITY OF LANDLORD .........................     32
 ARTICLE 47  -  ENVIRONMENTAL COMPLIANCE; ISRA ........................................     33
      47(a)     Tenant Compliance with Environmental Laws .............................     33
      47(b)     ISRA ..................................................................     33
      47(c)     Lease Termination .....................................................     34
      47(d)     SIC ...................................................................     34
      47(e)     Cleanup Rental Requirement ............................................     34
 ARTICLE 48  -  WAIVER OF JURY TRIAL ..................................................     35
 ARTICLE 49  -  EXHIBITS ..............................................................     35
 ARTICLE 50  -  REQUESTS AS TO CERTAIN ACTIONS ........................................     35
 ARTICLE 51  -  OFFICE BUILDING LEASE .................................................     35
 ARTICLE 52  -  INCOMPLETE INFORMATION OR DOCUMENTATION ...............................     35

Property:   1903 Highway 35, Oakhurst, New Jersey

                                 LEASE AGREEMENT
                                 ---------------

      THIS AGREEMENT, made this 4th day of October, 2007, between FPN PRIME, L.L.C., a New Jersey Limited Liability Company, with a principal office at 1903 Highway 35, Oakhurst, New Jersey 07755 (hereinafter referred to as "Landlord"), and CENTRAL JERSEY BANK, N.A., a banking corporation of the State of New Jersey, the principal place of business which is located at 627 Second Avenue, Long Branch, New Jersey 07740-0630 ("Tenant").

      1.    PREMISES
            --------

            Landlord demises unto Tenant, and Tenant leases from Landlord, for the term and upon the condition hereinafter set forth, certain premises consisting of approximately 9,200 square feet designated on Exhibit A annexed hereto. Such premises (hereinafter referred to as the "Premises") are part of a building (sometimes herein called the "Building") within a development located in the Township of Ocean, New Jersey (hereinafter referred to as the "Office Building"). The Office Building and Premises are generally shown on Exhibit A. Exhibit A, is a drawing of a proposed site plan.

      2.    CONSTRUCTION AND PREPARATION: CERTIFICATE OF OCCUPANCY RELOCATION.
            ------------------------------------------------------------------

            (a) Landlord's Representation. Landlord represents that it is the owner of the land upon which the Office Building is to be constructed and that as of the date hereof construction is not completed. Landlord has made no representations, covenants or warranties with respect to the Office Building or Premises except as may be expressly set forth herein.

            (b) Landlord's Work. Landlord agrees to make the improvements in the Premises specified in Exhibit B attached hereto, if any, such work specified thereon and said work (herein called "Landlord's Work") shall be completed prior to the commencement of the term of this Lease. Architecture and materials used in construction and structural details of Landlord's Work shall be the choice of Landlord, except as may otherwise be specifically provided in Exhibit B. Landlord may substitute materials provided they are equal in quality.

            (c) Tenant's Work. Tenant agrees, at its own cost and expense, to perform all fixturing and other work required for the operation of its business (hereinafter called "Tenant's Work"). Within sixty (60) days after execution of this Lease, Tenant shall furnish Landlord with plans and specifications showing such fixturing, interior finishes and other work or equipment to be done or installed by Tenant as might affect any mechanical or electrical part of the Demised Premises or the building containing it, all of which shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. If the Landlord shall not approve Tenant's plans and specifications, it shall so notify Tenant and specify the work objected to, and Tenant agrees that it will cause same to be revised so as to remove or correct the work objected to by Landlord and resubmit revised plans and specifications. If Tenant shall fail to submit plans and specifications within the stated time period or required revisions thereof, Landlord, in addition to any other remedy it may have, shall have the right to proceed with Landlord's Work and perform any work which it has agreed to do for Tenant in accordance with Landlord's judgment and discretion and the same shall be binding on Tenant.

            (d) General Liability Insurance Policy. Prior to the commencement of Tenant's Work, Tenant shall obtain at its own cost and expense, pay for and deposit with Landlord a premium paid policy for Commercial General Liability insurance with an insurance company authorized and licensed to do business in the State of New Jersey indemnifying and protecting Landlord from any and all claims for damages to persons or property or for loss of life or property arising out of Tenant's Work, and from and against the cost of defending any suit or action upon any such claim, such insurance to be in an amount not less than One Million Dollars ($1,000,000.00) as to any one occurrence. Two Million Dollars ($2,000,000.00) aggregate, and Ten Million Dollars $10,000,000.00 umbrella (subject to increase in accordance with paragraph (a) of Section 12 hereof), and to name Landlord and any persons or entities designated by Landlord as additional named insureds. Tenant shall at its own cost and expense also carry or cause to be procured, and provide Landlord in advance with evidence of the existence of, adequate worker's compensation insurance, meeting all Legal Requirements and covering all workers, employees, servants and others engaged in Tenant's Work.

            (e) Tenant Contracts. Any contracts between Tenant and contractors shall not name or refer to Landlord, or imply that Landlord is or can at any time be liable or responsible for the cost, in whole or in part, of any of Tenant's Work. No work that Landlord permits Tenant to perform or that Tenant is obligated to perform pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord, so that no construction liens and/or notices of liens (sometimes herein referred to collectively as "Liens") shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to alter or improve the Premises. As to any Liens on the Premises or Office Building property for or purporting to be for labor or materials alleged to be furnished for Tenant, or for any contractor or subcontractor of Tenant, Tenant shall, at its own cost and expense, cause such Liens to be paid and satisfied of record within twenty (20) days after Landlord shall notify Tenant of the filing of same or, alternatively, Tenant shall bond such Liens or obtain a discharge thereof by an order of a court of competent jurisdiction within such twenty (20) day period.

            (f) Initial Tenant's Work. The provisions of this Section 2, except as such provisions by their very nature relate only to the initial Tenant's Work, shall apply to any alterations, improvements or work as may be performed by Tenant or proposed to be performed by Tenant with respect to the Premises. It is understood that Tenant's Work shall also be subject to the provisions of Section 17 of this Lease (relating to Alterations).

            (g) Certificate of Occupancy. Tenant agrees that upon completion of Tenant's Work, the Premises will comply with all legal requirements, and Tenant shall procure (with Landlord's assistance, if required) a permanent certificate of occupancy ("C/O") and shall provide a copy of the C/O to Landlord within ten (10) days of Tenant's receipt thereof. If a temporary C/O is issued, then Tenant shall procure a permanent C/O prior to the expiration of the temporary C/O. In the event Tenant is unable to obtain a C/O through no fault of its own, Landlord shall have the right to undertake the work and/or obtain the C/O at the sole cost and expense of Tenant, in which event Tenant shall pay for the cost of same upon submission by

Landlord of an invoice for the cost thereof, plus fifteen percent (15%) to cover Landlord's overhead and administrative costs.

            (h) Commencement Date. Landlord shall give Tenant no less than forty-five (45) days prior notice of the date on which the Demised Premises will be ready for delivery to Tenant and for the commencement of Tenant's Work (herein called "Tenant Work Date"). The Commencement Date for the term of this Lease shall be the earlier of (1) sixty (60) days after Tenant's Work Date; or
(2) the day on which Tenant opens the Premises for business. Rent and additional charges will commence to accrue on such Commencement Date. Within ten (10) days following request therefore by Landlord or Tenant, the parties shall execute an agreement on Landlord's form setting forth the commencement and expiration dates of this Lease in the form annexed hereto as Exhibit C ("CDA"), provided, that it is understood that the purpose of the CDA is solely to have a formal written confirmation of the Commencement Date as shall be determined based on the criteria set forth above; and, accordingly, the signing and delivery of a CDA shall not be a pre-condition to Tenant's obligation to commence payment of the fixed monthly rent as of the date that in fact shall constitute the Commencement Date based on the applicable criteria. Upon Tenant's entry into possession of the Premises for commencement of Tenant's Work or for any other purpose prior to the Commencement Date, Tenant shall become subject to all terms, provisions, covenants, conditions and/or obligations of this Lease imposed upon Tenant (sometimes herein referred to collectively as "Obligations") as if the Term has commenced, except for the obligation to pay the fixed monthly rent for any period prior to the Commencement Date.

            (i) Performance of Tenant's Work. On the Tenant's Work Date, Tenant shall, with due diligence, commence Tenant's Work and install its fixtures in accordance with the plans and specifications theretofore submitted to and approved by Landlord, in accordance with the laws, rules, regulations and orders of all governmental authorities having jurisdiction thereof and without interferences with other work being done in the building and in compliance with all reasonable rules which Landlord and its contractors may make, and employ only the appropriate labor and not cause any conflict with any union contract to which Landlord or its contractor or subcontractors may be a party. Landlord shall permit Tenant to do Tenant's Work and install Tenant's fixtures prior to Tenant's Work Date, provided same does not interfere with Landlord's Work, or with the rights of any person or entity then occupying the Demised Premises. Landlord shall have no responsibility for any loss of or damage to any of Tenant's fixtures or property so installed or left in the Demised Premises and Tenant's entry prior to the Commencement Date shall be subject to all of the provisions of this Lease, other than the requirements for payment of rent or additional charges (which shall not commence until the Commencement Date). Tenant shall furnish Landlord with all certificates and approvals relating to Tenant's Work which may be required by any governmental authority for the issuance of a certificate of occupancy or other approval of the building in which the Demised Premises are located, or by the Board of Fire Underwriters of the State of New Jersey or the National Board of Fire Underwriters or other similar body or bodies having jurisdiction, and Landlord shall then procure a certificate of occupancy. Tenant's taking possession of the Demised Premises shall be conclusive evidence that the Demised Premises were then in good and satisfactory condition.

      3.    TERM.
            -----

            The term of this Lease (sometimes herein referred to as the "Term") and all obligation for Tenant's payment of the fixed monthly rent and additional rent shall commence on the Commencement Date. The Term shall end (unless sooner terminated as hereinafter provided) at midnight on the date of the expiration of five (5) years from the first day of the calendar month next succeeding the Commencement Date (or from the Commencement Date, if such be the first day of a calendar month) unless Tenant has exercised its rights to any option term(s), if any, as provided for herein. Upon request of either party, both Landlord and Tenant shall execute and deliver to one another a CDA, appropriately completed, in form of Exhibit C.

      4.    RENT.
            -----

            NET BASIC RENTAL. As net basic rental, the Tenant shall pay to the Landlord at Landlord's address set forth above, or to such other place as the Landlord may from time to time designate, without previous demand therefore and without counterclaim, deduction or set-off, the annual sum of Two Hundred Thirteen Thousand ($213,000.00) Dollars (plus the cost of living increase referred to below), which sum shall be payable in equal monthly installments commencing June 1, 2008 in advance on the first day of the month during the term of the Lease, except the first month's rent which shall be payable upon the Commencement Date. Notwithstanding anything to the contrary contained herein, the net basic rent shall remain the same and be constant for the initial 3 years of the term of this Agreement.

            (a) Additional Rent. In addition to the net rental provided for herein, the Tenant shall pay the additional rent as is provided for in Paragraph 6 hereinafter set forth.

            (b) Annual Adjustment of Net Basic Rental. On the first day of the month after which the 3rd anniversary of the Commencement Date of the Lease occurs, the Net Basic Rental shall increase. The increase shall be computed by multiplying the net basic rental paid during the immediately proceeding lease year of the term of the Lease by a fraction of which the numerator is the Consumer Price Index figure in effect on said anniversary date and the denominator is the Consumer Price Index figure in effect on the one year prior to the 3rd anniversary of the Commencement Date. The resultant number shall be the net basic rental for the year next following if same is higher than the net basic rental immediately prior to this adjustment, and same shall be payable for the year of the term for which such calculation is done. A like calculation shall be made on the anniversary of the commencement date of each year thereafter.

            (c) CPI Example. By way of example, if the Consumer Price Index for the Second Anniversary is 160 and further assuming that the Consumer Price Index for the Third anniversary is 166.3, the Net Basic Renal commencing on the fourth Anniversary shall be calculated as follows:

      166.3 CPI for Anniversary x Net Basic Rent for First Year = $_____________
      _________________________

      160 CPI for Commencement Date

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

which shall be payable in equal monthly installments during the fourth year of the lease term.

            The Consumer Price Index as used herein shall be defined to be the Consumer Price Index for all Urban Consumers (New York, New York-Northeastern, New Jersey), published by the Bureau of Labor Statistics, United States Department of Labor or Successor, or substitute index appropriately adjusted. In the event that the Consumer Price Index (or successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used for the computation set forth above.

            In no event shall the adjustment calculation set forth above result in a rent greater than 10% percent more than the prior year's rent.

      5.    OPTION TERM(S).
            ---------------

            (a) Tenant shall have the right to be exercised as hereinafter provided, to extend the Term for three (3) periods of five (5) years (sometimes herein called the "Option Term(s)"), upon the following terms and conditions:

                  (i) At the time of the exercise of such right, there shall not exist an Uncured Default (as defined in Section 25 hereof), and, notwithstanding that the extension right shall have been exercised by Tenant, Tenant's right to have the Option Term come into existence shall, at Landlord's option, be conditioned upon Tenant not having committed an Uncured Default as of the commencement of such Option Term.

                  (ii) Any extension shall be upon the same terms, covenants and conditions as in this Lease provided, except that:

                        (1) there shall be no further privilege of extension of the Term beyond the Option Term(s) referred to above; and

                        (2) during any Option Term(s), the Basic Rent payable by Tenant to Landlord shall be as shown on the Rent Schedule as being applicable during that Option Term.

                  (iii) Landlord   shall   have  no   obligation   to  make  any
                        construction contributions or do any work or perform any services for any Option Term with respect to the Premises, which Tenant agrees to accept in "as is" condition.

                  (iv) Tenant shall have timely exercised all of the prior extension options and shall have remained in possession of and be then conducting business at the Premises.

                  (v) Tenant shall have provided Landlord with written notice at least six (6) months prior to the expiration of the initial Term or prior

                        Option Term, as the case may be, of its intention to extend; it being understood that TIME OF THE ESSENCE with respect to the foregoing notice requirements and that failure to give the notice as of the stated deadline shall constitute a waiver of Tenant's right to extend the Term or prior Option Term, as the case may be.

            (b) The word "Term" or any other word or expression used in this Lease to have reference to the term of this Lease shall include the applicable Option Term(s), unless the context of the use of such word or expression indicates otherwise.

      6.    REAL ESTATE TAXES AND OTHER GOVERNMENTAL CHARGES.
            -------------------------------------------------

            (a)   Tenant's Tax  Percentage.  Tenant shall pay as additional rent
Tenant's Tax Percentage (as hereinafter defined) of any and all real estate taxes and assessments, municipal water and sewer charges and other governmental levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind (sometimes herein collectively called "Taxes"), that during the term are assessed or imposed upon or become payable with respect to the tax parcel of which the Premises are part (the "Tax Parcel"). "Tenant's Tax Percentage" shall mean that fraction the numerator of which is the leasable area of the Premises and the denominator of which is the total square foot of leasable space in the Tax Parcel; provided, however, that for purposes of determining Tenant's Tax Percentage there hsall in no event be included for purposes of establishing the denominator, any space within the Tax Parcel that shall not have been assessed for purposes of Taxes or utilized by Landlord in connection with the maintenance and operation of the premises. Tenant's tax percentage shall initially be 51% (9,200/18,200).

            In the event any assessment at the election of Landlord shall be payable in installments, Landlord agrees to elect the installment method and only those installments including applicable interest applicable to each lease year shall be utilized when calculating Tenant's tax percentage.

            (b) Other Taxes. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or any other tax, assessment, charge or levy upon the rent payable by Tenant hereunder; provided, however, that if at any time during the Term, a tax in lieu of or in total or partial substitution for real estate taxes, whether a tax on rents or otherwise, shall be assessed against Landlord or upon the rent as a substitution in whole or in part for Taxes assessed on the Tax Parcel, such substituted tax shall be deemed to be included in the calculation of the amount required to be paid by Tenant hereunder.

            (c) Estimated Tax Payments. Landlord shall estimate on an annual basis the amount of Taxes payable by Tenant on account of Tenant's Tax Percentage, and one-twelfth (1/12th) of the amount so estimated shall be paid on the first day of each calendar month in advance, which estimate may be reasonably revised during the annual period in order to reflect more accurately the then actual Taxes. After the end of each tax year, Landlord shall furnish Tenant with a statement in reasonable detail of the actual Taxes, and there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Taxes payable by Tenant on account of Tenant's Tax Percentage for the applicable period. Any sum owed by Landlord to Tenant shall be credited towards Tenant's upcoming Tenant's tax percentage payment(s).

            (d) Tax Contest. Landlord shall have the sole, absolute and unrestricted right, but not the obligation, to contest the validity or amount of any tax by appropriate proceedings, and if Landlord shall voluntarily institute any such contest it shall have the sole, absolute and unrestricted right to settle any negotiation, contest, proceeding or action upon whatsoever terms Landlord may, in its sole discretion, determine. In the event Landlord receives any refund of such Taxes (and provided Tenant is not then in default under this Lease) Landlord shall credit such proportion of the refund as shall be allocable to Tenant's tax percentage due form Tenant.

            (e) Tax Dispute. In the event of any dispute under this Article, Tenant shall pay Tenant's Tax Percentage in accordance with the applicable bill or statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, by agreement or otherwise, Landlord shall pay to Tenant the amount of Tenant's overpayment resulting from compliance with such bill or statement. Any such bill or statement shall be deemed binding and conclusive if Tenant fails to object thereto within thirty
(30) days after receipt thereof.

      7.    COMMON AREA CHARGES.
            --------------------

            (a) CAC Percentage. Tenant shall pay to Landlord, as additional rent, Tenant's CAC Percentage (as hereinafter defined) of the common Area Charges (as hereinafter defined) pertaining to the common areas and facilities in the Office Building including (1) the parking areas, landscaped areas and all other portions of the Office Building outside of any building(s) thereon, and
(ii) the areas of any building(s) in the Office Building, including exterior walls, roofs, gutters and downspouts, that are outside the leased or leased space (such common areas and facilities being sometimes herein collectively called "Common Areas"). "Common Area Charges" as used herein shall mean the total costs, fees and expenses incurred by Landlord, its agents and/or designees for operating, maintaining, managing, repairing, and/or replacing all or any part of the Common Areas (and any installation therein, thereon, thereunder or thereover), which shall include, but shall not be limited to, the total costs and expenses incurred for the following: cleaning, planting, replanting and maintaining the landscaping: Landlord's insurance with respect to Common Areas, in limits selected by Landlord, including but not limited to fire and other casualty, liability for personal injury and property damage, automobile parking lot liability, loss of rent, and sign insurance; repaving and line repainting; exterior repainting, washing and graffiti removal, including power washing; rental and maintenance of signs and equipment; lighting; sanitary control, including; if applicable, maintenance of removal and disposition of garbage, washes and refuse; repair and/or replacement of Common Area utilities including on-site water lines, electrical lines, gas lines, sanitary sewer lines and storm water lines; utilities for serving the Common Areas including electrical, water, gas and sewer; personnel to implement services as provided for the parking and the policing of the Common Areas; required licenses and permits; private security and private police; fire protection; and health, sanitary or safety-related facilities such as public toilets. "Tenant's CAC Percentage" shall mean that fraction the numerator of which is the leasable area of the Premises and the denominator of which is the total square feet of leasable space in the

Office Building which as of the date hereof is 18,200 SF, as such numerator and/or denominator may change from time to time. Tenant's CAC Percentage shall initially be 51% (9,200/18,200). Anything above to the contrary notwithstanding, if any other tenant in the Office Building performs or provides at its own expense any item(s) that would otherwise be provided by Landlord at its own initial expense and the cost for which would be included in common Area Charges pursuant to this Section 7, then the square footage of such other tenant's space shall not be included in the denominator for purposes of determining Tenant's CAC Percentage as to Landlord's costs for the applicable purposes of determining Tenant's CAC Percentage as to Landlord's costs for the applicable such item(s). (For example, if one particular tenant occupying 10,000 square feet of space were to maintain the exterior of its building at the tenant's own expense, the costs billed by Landlord, as part of Common Area Charges, for building exterior maintenance would be allocated as to the space in the Office Building other than the foregoing 10,000 square feet, to the effect that the denominator for purposes of establishing Tenant's CAC Percentage hereunder would be reduced by 10,000 square feet from the total square feet of leasable space in the Office Building).

            (b) Estimated Payment of CAC. Landlord shall estimate on an annual basis the amount of Common Area Charges payable by Tenant on account of Tenant's CAC Percentage, and one-twelfth (1/12th) of the amount so estimated shall be paid on the first day of each calendar month in advance, which estimate may be reasonably revised during the annual period to reflect more accurately the then actual Common Area Charges. After the end of each calendar year, Landlord shall furnish Tenant with a statement in reasonable detail of the actual Common Area Charges, and there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Common Area Charges payable by Tenant on account of Tenant's CAC Percentage for the applicable period. Tenant at its own expense shall be permitted to conduct an audit of Common Area Charges payable by Tenant on account of Tenant's CAC Percentage for the applicable period. Tenant at its own expense shall be permitted to conduct an audit of Common Charges for any particular year of the Term, provided that (i) the audit is not conducted on a contingent fee basis, (ii) Tenant affords to Landlord at least forty-five (45) days advance notice of Tenant's intent to undertake the audit on a particular date; (iii) the audit is conducted at Landlord's office, and (iv) the audit is undertaken not later than six (6) months after Landlord shall have provided a statement as aforesaid with respect to the Common Area Charges for the year in question. Anything herein to the contrary notwithstanding, Landlord may from time to time bill Tenant a special assessment of the actual Common Area Charges incurred by Landlord such as, for example, extraordinary charges for snowplowing due to unusually severe weather conditions.

      8.    ADDITIONAL RENT.
            ----------------

            Any and all sums required to be paid by Tenant hereunder, whether to Landlord or to any third party, shall for purposes of Landlord's rights upon the non-payment thereof and for all other purposes for which the same shall be relevant, be deemed in all respects to be additional rent. The Basic Rent and additional rent are sometimes herein referred to collectively as "Rent." All rent shall be payable without offset or deductions of any nature.

      9.    SECURITY.
            ---------

            Upon Tenant's execution hereof, Tenant shall, as a precondition to Tenant deriving any rights under this Lease, deposit with Landlord the sum of $35,500.00 (the "Security Deposit") as security for the payment of the rent hereunder and the full and faithful performance by Tenant of its Obligations. The Security Deposit shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that Tenant has fully and faithfully performed all its Obligations. During the Term, Landlord may, if Landlord so elects, have recourse to the Security Deposit to make good any default by Tenant, in which event Tenant shall, on demand, promptly restore the Security Deposit to its original amount. Liability to repay the Security Deposit to Tenant shall run with the title to the Premises, to the effect that any assignee shall become labile for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from liability to return the Security Deposit. Landlord shall have the right to increase the Security Deposit such that at all times it shall equal two months' fixed rent.

      10.   USE.
            ----

            (a) Tenant Use. Tenant shall use the Premises solely for the following purpose(s) and for no other purpose: The Demised Premises may be used by the Tenant for offices, brokerage business and/or any other lawful use in connection with the operation of the bank. During the Term (including any applicable Option Term(s), Tenant shall, subject to the provisions of Section 18 and 22 hereof, continuously conduct business at the Premises in a customary manner for the above-described purpose during its normal operating hours. Tenant shall not use the Premises, conduct its business or otherwise act or fail to act in such fashion as to cause or constitute a public or private nuisance or to interfere with the quiet enjoyment of any other tenant(s), and shall keep the Premises free from rodents and other pests. Tenant shall not conduct, or suffer to permit to occur, any fire, auction, going-out-of-business, bankruptcy or auction sale in the Premises or Office Building without the prior written consent of Landlord. Such consent will not be unreasonably withheld by Landlord provided that Tenant submits to Landlord at least twenty (20) days in advance the specific date(s) of the material details and plans concerning the sale, including plans for crowd and traffic control and safety, and plans for the repair of any damage to the Premises as may be caused by the conduct of the sale and/or removal of trade fixtures or other items from the Premises; it being understood and acknowledged that no such sale shall be conducted without Landlord being given the right and opportunity to be present at the Premises at all times when the sale is being conducted and the items are big removed from the Premises. Tenant acknowledges and understands that the purposes, among other things, of limiting Tenant's use rights as aforesaid are to allow for Landlord to have a mix of tenants at the Office Building that Landlord deems appropriate for the successful operation of the Office Building as a whole, and to avoid possible duplication of uses or violations of restrictions or exclusive rights as may from time to time apply to tenants of the Office Building.

            (b) Landlord Leasing Restriction. Landlord agrees that, for so long as (i) this Lease is in effect, (ii) Tenant is not in default hereunder beyond any applicable grace period for cure, and (iii) Tenant is using the Premises for the above-stated purpose, Landlord shall not hereafter enter into any lease, with respect to the Office Building, to a tenant whose primary use would be a bank with offices, and/or brokerage business.

      11.   UTILITIES.
            ----------

            Tenant shall pay for all utilities upon Landlord's delivery of possession of the Premises to Tenant, as recorded on separate meters if previously or hereafter installed by Landlord, including water, electricity and fuel consumed for heating and air conditioning. If any utility or service is not separately metered, Tenant shall pay its pro-rata share of such utility or service as reasonably determined by Landlord. Tenant shall have the right to review and/or audit the utility bills received by the Landlord as well as the amounts paid to the Landlord by the other tenants in the Office Building for their utilities. If special or extraordinary use of the Premises shall produce any surcharge or increase in utility costs generally applicable to the Office Building, such surcharge or increase shall be paid for by the tenant that causes such surcharge or increase in utility costs, upon demand from time to time by Landlord.

      12.   INSURANCE; INDEMNIFICATION; WAIVER OF SUBROGATION.
            --------------------------------------------------

            (a) Commercial General Liability Insurance Policy. Tenant shall, during the entire Term, keep in full force and effect a premium paid policy for Commercial General Liability insurance, including plate glass insurance, with respect to the Premises and the business operated by Tenant in the Premises, as to which the coverage shall not be less than One Million Dollars ($1,000,000.00) as to any one occurrence, Two Million Dollars ($2,000,000.00) aggregate, and Ten Million Dollars $10,000,000.00 umbrella. The policy shall name Landlord and any persons or entities designated by Landlord as additional named insureds, and shall contain clauses: (i) that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and (ii) that the insurer will not change or terminate the insurance without first giving Landlord and Landlord's designee thirty (30) days prior written notice. A copy of the policy or certificate of insurance shall be delivered to Landlord on or before the date Tenant enters into possession of the Premises for any purpose. All insurance required to be obtained by Tenant under this Lease shall be written by a good and solvent insurance company reasonably satisfactory to Landlord. If Landlord reasonably determines that a significant number of tenants in Office Buildings are now or hereafter required to provide liability insurance policies to their landlords with coverage limits higher than as above required, Tenant shall be required, upon demand by Landlord, to provide Landlord with liability insurance bearing limits at least equal to the generally prevailing limits specified by Landlord. Before Tenant shall be required to increase its insurance coverage, Landlord must provide Tenant with written proof of the "significant number of tenants in Office Buildings" that are required to provide liability insurance policies to their landlords with coverage limits higher than as required by this lease. Tenant shall also maintain insurance on its fixtures, goods, equipment and/or other personal property (sometimes herein collectively called "Personal Property") on a replacement cost basis, in accordance with and subject to all provisions hereof relating to Tenant's insurance obligations, except as same may be inapplicable to property insurance (as opposed to liability insurance). It is understood and acknowledged that as to the foregoing insurance to be obtained by Tenant, and as to any other provisions of this Lease relating to insurance to be obtained by Tenant or its contractors, the intention is that the insurance so obtained be the broadest form then commercially available, irrespective of the terminology for such insurance as may be applicable at any given time.

            (b) Tenant Indemnity. Tenant shall indemnify and hold harmless Landlord against any and all claims, actions, damages, losses, liability and expenses, including court costs and reasonable attorney's fees (sometimes referred to herein collectively as "Claims"), in connection with loss of life, personal injury, damage to property and/or loss or expense of any other nature arising from or out of any occurrence in, upon or at the Premises (unless caused by or due to the negligence of Landlord or its agents, employees and all those acting at its direction or on its behalf) or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by an act or omission of Tenant, its agents, employees, contractors, customers, lessees or other licensees or invitees (sometimes herein collectively called "Agents"), or due to any failure of Tenant to comply with its Obligations or default or misrepresentations hereunder by Tenant. It is understood that the foregoing indemnification and hold harmless agreement shall survive expiration of the Term or earlier termination of this Lease (the expiration of the Term or earlier termination of this Lease, as the case may be, sometimes herein being called a "Lease Termination").

            (c) Landlord Insurance Requirements. Landlord shall maintain in full force and effect at least the following:

                  (i) Special Form insurance on the Office Building in an amount equal to the actual cash replacement value without depreciation of the building(s);

                  (ii) Commercial General Liability insurance for the common areas, in limits of not less than $1,000,000 comprehensive general liability (primary coverage) and $5,000,000 additional liability (umbrella coverage) to protect Landlord against all claims, actions, damages, losses, liability and expenses resulting from the use of the common areas; and

                  (iii) rent insurance  covering  Landlord's loss of rent in the event of any damages or destruction to the Office Building wherein an abatement of rent is permitted under this Lease.

            (d) Tenant Property/Casualty Insurance. Tenant shall purchase property/casualty insurance protecting against losses in the event of any damage or destruction to the Premises or other circumstances interfering with Tenant's business and which are generally covered by insurance of such nature, in an amount reasonably required by Landlord as being consistent with prudent operation of the business involved.

            (e) Tenant Release. Tenant hereby releases Landlord from liability (to Tenant or anyone claiming through or under Tenant by way of subrogation or otherwise) for any loss of, or damage to, property which is or would be covered by any insurance policies maintained, or required to be maintained, by Tenant pursuant to this Lease, even if such loss or damage shall have been caused by the fault or negligence of Landlord. Tenant shall include in its property insurance policy(ies) a waiver of the insurer's right of subrogation against Landlord, irrespective of fault or negligence.

            (f) Landlord Release. Landlord hereby releases Tenant from liability (to Landlord or anyone claiming through or under Landlord by way of subrogation or otherwise) for any loss of, or damage to, property which is or would be covered by any insurance policies maintained, or required to be maintained, by Landlord pursuant this Lease, even if such loss or damage shall have been caused by the fault or negligence of Tenant. Landlord shall include in its property insurance policy(ies) a waiver of insurer's right of subrogation against Tenant, irrespective of fault or negligence.

            (g) Insurance Surcharge. If any special or extraordinary use of the Premises shall produce any surcharge or increase in insurance costs generally applicable to the Office Building, such surcharge or increase shall be paid for by Tenant, upon demand from time to time by Landlord.

      13.   NON-LIABILITY.
            --------------

            (a) Landlord Responsibility. Landlord shall not be responsible for any Claims by reason of injury or damage to any person or to any property belonging to Tenant or any other person, occurring in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or which may arise from any other cause whatsoever in or on the Premises, unless such injury or damage is due to the negligence of Landlord or of its agents, employees and all those acting at its direction or on its behalf.

            (b) Landlord Compensation. No damages, compensation or Claims shall be payable by Landlord, and this Lease and Tenant's duty to perform all Obligations shall not be affected, impaired, reduced or excused, in the event that there shall be an interruption, curtailment or suspension of any of the systems, utilities or services provided to the Building and/or Office Building unless the cause thereof shall be the negligence of Landlord or of its agents, employees and all those acting at its direction or on its behalf.

      14.   CLEANLINESS; DISPOSAL OF GARBAGE.
            ---------------------------------

            (a) Tenant Requirement. Tenant shall maintain the Premises in a clean, neat and business like condition.

            (b) Tenant Compliance with Law. Unless otherwise provided in this Lease, Tenant shall, at its own cost and expense and in accordance with Legal Requirements, arrange for and effect the disposal of all garbage and refuse associated with or arising out of the use of the Premises, including, if required by law, the separate disposal of "recyclables". The contractor(s) used for such purpose shall be subject to the prior written approval of Landlord, not to be unreasonably withheld.

      15.   BROKEN GLASS.
            -------------

            Tenant shall, at its own cost and expense, immediately replace any glass in or about the Premises as same becomes cracked or broken other than by reason of fire or other casualty in which event Landlord shall replace same.

      16.   REPAIRS; MAINTENANCE.
            ---------------------

            (a) Landlord and Tenant Responsibilities. Landlord shall be responsible only for the making of structural repairs with respect to the walls, footings and foundation, and for the maintenance, repair and replacement of major mechanical systems, unless the necessity for such repairs shall have been occasioned by any act, omission or negligence of Tenant or its Agents (in which event Tenant shall, at Landlord's option, either make the applicable repairs or pay, upon demand, the cost thereof.) Tenant shall keep the Premises in as good repair and condition as the same were in when possession hereunder shall have been given to Tenant, except for repairs occasioned by fire or other casualty and reasonable wear and tear. In making any repairs, Tenant shall comply with all Legal Requirements applicable to the Premises and/or to the work. Except for Landlord's obligations stated above, Tenant shall make all necessary repairs, replacements, renovations and alterations of any kind with respect to the Premises and the doors, windows and loading dock(s), if any, appurtenant thereto. Anything herein to the contrary notwithstanding, Tenant shall keep the service areas, sidewalks and loading areas adjoining the Premises free from snow and treat ice and shall not permit the accumulation of garbage, trash or other waste in or around the Premises.

            (b) Failure to Make Repairs. If Tenant shall fail, refuse or neglect to make repairs in accordance with its Obligations under this Lease, or to comply with the provisions of this Section 16, or if Landlord is required to make any repairs by reason of any act, omission or negligence of Tenant or its Agents, Landlord shall have the right, at its option, to make such repairs or to comply with the provisions of this Section 16 on behalf of and for the account of Tenant and to enter upon the Premises for such purposes and add the cost and expense thereof plus a fifteen percent (15%) administrative fee (together with interest pursuant to Section 38 hereof) to the next installment of the rent due, and tenant shall pay such amount as additional rent hereunder, but nothing contained in this paragraph shall be deemed to impose any duty upon Landlord or affect in any manner the Obligations of Tenant under this Lease.

      17.   ALTERATIONS; TRADE FIXTURES.
            ----------------------------

            Tenant shall not make any alterations to or improvements of the Premises, whether for initial fit-up of the Premises or otherwise (sometimes herein referred to as "Alterations") except as provided below in this Section 17 and in accordance with the provisions of Section 2 of this Lease. With the prior written consent of Landlord, not to be unreasonably withheld, Tenant may, during the Term at its own cost and expense, (i) make changes of the partitions if such changes are necessary for the operation of Tenant's business, and/or (ii) remodel or make non-structural Alternations within the Premises, provided that, as to any of the above, Tenant complies with Legal Requirements; and any Alterations made by Tenant at Landlord's option shall be and remain the property of Landlord upon expiration of this Lease or removed by Tenant. However, movable trade fixtures may be removed by Tenant, and

Tenant shall restore the Premises to their original condition. In proposing to make any Alterations including but not limited to any Alterations needed for Tenant to prepare the Premises for Tenant's initial occupancy thereof, Tenant shall provide Landlord with plans and specifications ("Plans") therefor in reasonable detail, and the identification of the contractor(s) that shall be performing the work; and Landlord shall have the right, in its reasonable discretion, to approve or reject the Plans or to require reasonable modifications thereof, and to approve or reject the applicable contractor(s) or any of them (it being understood and acknowledged by Tenant that Landlord may in its reasonable judgment require the use of a specified contractor or contractors who may be familiar with electrical or mechanical systems in the Building as might be changed or affected by the Alterations proposed to be performed by Tenant). It is expressly understood and agreed that Tenant shall not undertake any Alterations or work of any kind as would require a roof penetration or any other damage to the roof or that would involve the installation of floor drains or the making of any penetrations into the floor of the Premises. Such penetration to be done only by a roofer at Tenant's cost. It is further expressly understood and agreed that if Tenant violates the foregoing, then, not in limitation of any other rights and remedies of the Landlord under this Lease, Landlord shall have the right to cause the repair of such penetration or other damage and charge the cost thereof to Tenant in accordance with paragraph (b) of
Section 16 above. Tenant shall have the right to choose its own roofer, with the Landlord's prior written approval, which approval not be unreasonably withheld or delayed. Tenant shall provide Landlord with copies of all approvals and permits as may be obtained by tenant in connection with the Alterations including but not limited to building permits and any required certificate of occupancy, which documents shall in each case be provided to Landlord within ten
(10) days of Tenant's receipt thereof.

      18.   CASUALTY DAMAGE.
            ----------------

            (a) Landlord Repairs. Landlord shall upon receipt of the insurance proceeds, to the extent of the insurance proceeds received, repair, rebuild and restore, with due diligence, damage of the Building sustained as a result of fire, the elements or other casualty or occurrence or act of God; and in the event the Premises, in part or in whole, are rendered unusable or unfit for Tenant's business, an abatement shall be made as to the rent corresponding to the time during which, and the extent to which, the Premises cannot be used by Tenant after damage occurring as aforesaid and before repair. In the event of total or fifty percent (50%) or more destruction of the Premises, or if the Premises are rendered totally unusable, the rent will be totally abated. In the event of partial destruction, defined as the destruction of less than 50% of the Premises and same not being rendered totally unusable, the rent will be equitably abated in accordance with the square footage of the Premises so rendered unusable. The abatements referred to herein, whether partial or total, shall apply only to the extent that same shall be covered by rent insurance. In the event of total or fifty percent (50%) or more destruction or partial destruction of the Premises such as to render them unsuitable for the business of Tenant, unless the Premises are repaired and reinstated by Landlord within six (6) months to a condition comparable to that at the time of the destruction, then at Landlord's or Tenant's option upon notice to the other, this Lease shall cease and come to an end. Anything herein to the contrary notwithstanding, if the Premises and/or other improvements in the Office Building are so damaged or destroyed as to require a substantial rebuilding and Landlord elects not to rebuild, Landlord shall have the right to terminate this Lease upon notice to Tenant given within ninety (90) days of the occurrence of such damage or destruction.

            (b) Option to Terminate. In the event of partial or total destruction, Landlord shall have the option to terminate this Lease if such destruction of the Premises occurs within two (2) years of the end of the original term (or Option Term, if applicable), except that if Tenant has a renewal option remaining and notifies Landlord, within ninety (90) days after the destruction that the option is in fact being exercised, then Landlord shall be under an obligation to rebuild, but subject to the limitations on Landlord's obligation to rebuild as are set forth in paragraph (a) of this Section 19.

            (c) Tenant Requirement to Repair. Notwithstanding anything herein contained to the contrary, in the event Landlord rebuilds, repairs or restores the Premises, Tenant shall repair, restore and replace its fixtures, trade fixtures, decorations, contents, installations, betterments and such other work as is required at the Premises, in a manner and to at least a condition equal to that existing immediately prior to the damage or destruction, and any rent abatement shall cease as of the date that Landlord delivers the Premises to Tenant.

      19.   SUBORDINATION.
            --------------

            This lease shall be subject and subordinate to any applicable mortgage(s), whether made prior to or after the execution of this lease, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, and advances made thereunder. This clause shall be self-operative and no further agreement of subordination shall be required to make the interest of any Lessor or mortgagee superior to the interest of Lessee hereunder. In confirmation of such subordination, however, Lessee shall promptly execute and deliver, at its own costs and expense, any documents, in recordable form if requested, that Lessor or any mortgagee may request to evidence such subordination; and if Lessee fails to execute, acknowledge or deliver any such documents within five (5) days after request therefor, Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's attorney-in-fact, coupled with an interest, to execute acknowledge and deliver any such document for and on behalf of Lessee. Lessee shall not do anything that would constitute a default under any mortgage, or omit to do anything that Lessee is obligated to do under the terms of this Lease so as to cause Lessor to be in default thereunder.

      20.   QUIET ENJOYMENT.
            ----------------

            Subject to the terms, provisions, covenants and conditions of this Lease (sometimes herein called the "Lease Provisions"), Tenant, upon performing its Obligations hereunder, shall have quiet enjoyment of the Premises for the Term.

      21.   ACCESS TO PREMISES.
            -------------------

            Landlord and its authorized designees shall have the right to enter upon the Premises during regular business hours (and in emergencies at all times) for all reasonable purposes including the following: (i) to inspect or exhibit the Premises to prospective purchasers, mortgagees and tenants; (ii) to erect, use, maintain and/or repair pipes, cables, conduits, plumbing, vents, wires and/or utility equipment in, upon, above or under the Premises as may be necessary for the servicing of the Premises and/or other portions of the Building or Office Building and/or for adding or removing equipment or other special facilities of utilities with respect to space leased to other tenant(s); and (iii) to make any repairs, additions, alterations or improvements to or on the Premises or Building as Landlord may deem necessary. Nothing herein shall be deemed to impose upon Landlord a duty to do any work that Tenant is required to perform under any provision of this Lease, and the performance thereof by Landlord shall not constitute a waiver of tenant's default in failing to perform the same. In connection with Landlord's exercise of Access Rights, (i) Landlord shall in no event be liable for any inconvenience, disturbance, loss of business or other damages to Tenant, (ii) Obligations of Tenant under this Lease shall not thereby be affected nor shall the same constitute grounds for any abatement of rent or declaration of a constructive eviction; (iii) Landlord shall use all reasonable efforts not to interfere with Tenant's business in the Premises, but in no event shall Landlord be required to incur any additional expenses for work to be done other than during regular business hours; and (iv) Landlord shall not enter the Premises without a representative of the Tenant present unless an emergency or casualty occurs. During the period commencing twelve (12) months prior to the expiration of the Term (or of any Option Term as the case may be), Landlord may place upon the exterior of the Premises "For Lease," "To Let" or "For Rent" signs of reasonable size, which shall not be removed, damaged, defaced or hidden by Tenant.

      22.   CONDEMNATION.
            -------------

            (a) Taking Rendering Premises Unusable. If all or part of the Premises shall be condemned or taken for any public or quasi-public use, under any statute or by right or in lieu of eminent domain (a "Taking") such as to render the Premises unsuitable for the business of Tenant, then this Lease, at the option of either Landlord or Tenant, shall be cancelled and declared null and void and of no effect as of the date of the Taking. In the event of a partial Taking that is not extensive enough to render the Premises unsuitable for the business of Tenant, Landlord shall, to the extent of the award for the Taking or payment in lieu thereof (in either case, hereafter called an "Award"), restore the Premises to a condition as nearly comparable as reasonably possible to the condition that the Premises were in immediately prior to the Taking, and this Lease shall continue in effect. In the event of a Taking, rent shall abate corresponding to the time during which, and the extent to which, the Premises may not be used by Tenant, except that any abatement shall apply only to the extent covered by rent insurance.

            (b) Tenant's Termination upon Taking. In the event that fifty percent (50%) or more of the parking area for the Office Building shall be the subject of a Taking, Tenant shall have the option to terminate this Lease within thirty (30) days from that date upon which Landlord shall notify Tenant of the Taking. If Tenant shall fail so to terminate this Lease within such time period, this Lease shall remain in full force and effect.

            (c) Taking Award. Landlord shall be entitled to the full amount of the Award (including payment for the value of the fee and leasehold interests), provided, however, that the foregoing provision shall not be construed to prevent Tenant from prosecuting and collecting from the condemning authority such separate amount (but not out of the Award otherwise to be granted to Landlord) to which Tenant may be entitled by law such as for moving and/or relocation expenses.

      23.   ASSIGNMENT AND SUBLETTING.
            --------------------------

            (a) Tenant Assignment/Subletting. Tenant may not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Consent to any one assignment or subletting shall not be deemed to constitute consent to any other or further assignment or subletting, and any subleasee (to the extent applicable) or assignee shall be deemed automatically to have assumed the Obligation of Tenant hereunder; provided, however, that notwithstanding the automatic assumption of liability as aforesaid, any subleasee or assignee shall be required to confirm and perfect such assumption by written instrument delivered to Landlord contemporaneously with the occurrence of the assignment or subletting. No assignment shall release Tenant or any assignee(s) from any liability hereunder, and all persons or entities at any time becoming liable hereunder shall be and remain primarily, jointly and severally liable hereunder. Anything herein to the contrary notwithstanding, Tenant shall not be permitted to assign this Lease or sublet the Premises or any portion thereof to any person or entity the use of whom or which would be in competition with a then tenant at the Office Building or would be in violation of any restriction which are or may then be the subject of binding contracts between Landlord and any other tenant(s) at the Office Building (it being understood and agreed that in no event shall any assignee or subleassee have the right to use the Premises for any purpose other than as permitted under Section 10 hereof). It is understood that Landlord shall be under no obligation to consent to any assignment or subletting prohibited pursuant to the preceding sentence. A transfer or series of transfers of stock, partnership interests or other beneficial interests resulting in a change of controlling interest of Tenant shall be deemed an "assignment" of this Lease for purposes of the provisions hereof. In the case of an assignment of this Lease made without required consent of Landlord or made de facto even if there is no written documentation thereof, Landlord, at its option and without waiver of its right to assert an event of default by reasons of such improper assignment, shall have the right to impose personal liability on the assignee as a condition of the assignee being entitled to remaining possession of the Premises.

            (b) Assignment/Subletting Conditions. If other than in connection with a sale by Tenant of the business then being conducted by Tenant at the Premises, Tenant requests the right to assign this Lease or sublet all or any part of the Premises (the request for which shall include, not in limitation of supplemental information that Landlord may reasonably require, the name and address and financial statement of, and proposed use of the Premises by, the prospective assignee or sublessee). Landlord reserves the right at its option to terminate this Lease, take back the Premises and release Tenant from further liability under this Lease; or, in the case of a sublet of only a portion of the Premises, to terminate this Lease as to, and take back from Tenant, only that portion of the Premises that is proposed to be sublet. Landlord shall have thirty (30) days from receipt of request as aforesaid for assignment or subletting in which to determine if it wishes so to terminate, and shall notify Tenant in writing within such period of Landlord's decision to terminate, if such be the case. In the event of a partial subletting, Tenant shall bear all costs in connection with construction of a diving wall between the space retained by Tenant and the space recaptured by Landlord, which costs shall be paid by Tenant to Landlord, on demand, as additional rent.

            (c) Assignment/Subletting Rent. If this Lease is assigned or otherwise transferred, or if Tenant shall sublet the Premises or any part thereof, one-half (1/2) of any rent or other consideration paid by or on behalf of the applicable assignee or sublessee in excess of the rent provided for in this Lease (determined on a per square foot basis in the case of partial subletting) shall be for the benefit of and shall be immediately paid to Landlord from time to time upon receipt thereof by Tenant.

            (d) Assignment/Subletting to Related Entity. Notwithstanding anything set forth herein to the contrary, Tenant shall be permitted to assign this Lease or sublet all or a portion of the Premises to any entity that (i) controls, is controlled by or under common control with Tenant, (ii) is the surviving entity of a merger or other corporate combination with or into Tenant or (iii) acquires all or substantially all of the assets and liabilities of Tenant, all upon prior notice to Landlord, but without the need to obtain Landlord's consent or approval.

      24.   SURRENDER; HOLDOVER.
            --------------------

            (a) Tenant Holdover. Upon a Lease Termination, Tenant shall quit and surrender to Landlord the Premises in good order and condition, ordinary wear and tear excepted, and shall remove movable trade fixtures and other Personal Property to the extent that Landlord at its option shall direct (such obligation to survive a Lease Termination if all of such fixtures and other Personal Property shall not have theretofore been removed and if Landlord shall thereafter require the removal of all or any portion thereof) and shall repair any damage to the premises or Building caused thereby. If Tenant shall remain in possession of the Premises after a Lease Termination without the execution of a new lease, such holding over (sometimes herein called a "Holdover") shall, in the absence of a written agreement to the contrary, constitute a wrongful Holdover. In such circumstances and for the entire period during which Tenant wrongfully holds over, Tenant shall comply with all of its Obligations except that the Basic Rent shall be twice that in effect on the last day prior to the Lease Termination.

            (b) Tenant Holdover Tenancy. At the option of Landlord, a Holdover shall be deemed to have created and to constitute a tenancy from month-to-month terminable upon written notice of thirty (30) days by either party to the other (the parties agreeing that 30 days shall constitute sufficient such notice even if not including one full billing cycle, notwithstanding any law to the contrary as may otherwise govern month-to-month tenancies). Such tenancy shall be in accordance with the Lease Provisions (except as to duration of term or as otherwise inapplicable to a month-to-month tenancy), provided, however, that the Basic Rent shall be twice that in effect on the last day prior to the Lease Termination (the "Holdover Basic Rent"), irrespective of whether or not the parties during the period of the Holdover, are negotiating the terms of a proposed new lease ("New Lease"), and irrespective of the fact that the parties may be negotiating a New Lease at a fixed minimum rent lower than the Holdover Basic Rent.

            (c)   Non-Waiver  of  Rights.   Anything   herein  to  the  contrary
notwithstanding, if by statute or other law, Landlord is entitled, upon a Holdover, to receive rent, use and occupancy consideration and/or damages which individually, collectively or in any combination are in excess of the amounts above stipulated, Landlord shall not be deemed to have waived, and shall be entitled to the entire benefit of, such statute or law. If the parties enter into a New Lease at a higher rental than that in effect during the period of the Holdover, Tenant shall be responsible for payment to Landlord, at or prior to the effective date of the New Lease, of such amount as will afford to Landlord the full rent pursuant to the New Lease retroactively to the beginning of the period of the Holdover.

      25.   DEFAULT.
            --------

            (a) Events of Default. The occurrence of any of the following shall constitute a default hereunder:

                  (i)   Failure of Tenant to make any payment of rent when due.

                  (ii) Failure of Tenant to perform any of its Obligations hereunder other than the payment of rent and other than a default by Tenant pursuant to subparagraph (iii) through (vii) below of this paragraph (a) without Landlords consent.

                  (iii) Tenant  or any  guarantor  hereof  being  adjudicated  a bankrupt or insolvent, or being placed in receivership, or proceeding being instituted by or against Tenant or any guarantor hereof for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or this Lease or the estate of Tenant herein passing to another by virtue of any court proceedings, writ of execution, levy sale or by operation of law, other than testate distribution or intestate descent and distribution; provided, however, that if the applicable such act is not voluntary on the part of Tenant or the guarantor, the applicable party shall have sixty (60) days to set same aside.

                  (iv) Failure of Tenant to take up occupancy of the Premises when the same shall be ready for occupancy as set forth in this Lease.

                  (v) Abandonment of the Premises by Tenant, which shall be conclusively presumed to have occurred upon Tenant's cessation of business at the Premises and failure to pay rent within ten (10) days of the date due.

                  (vi) The making of a material misrepresentation hereunder by Tenant.

            (b) Uncured Defaults. A default by Tenant in the performance of or compliance with its Obligations with respect to which a notice of default is required under this Lease shall be deemed to constitute and is hereby defined as an "Uncured Default" if and at such time as the time period for cure of the default, as provided for in this Lease, has expired without the cure having been effected. The term "Uncured Default" shall also include any failure by Tenant to perform or comply with, or a default by Tenant as to, any Obligation hereunder as and when such failure to perform or comply or such default occurs if with respect thereto the Tenant is not afforded a right of notice from the Landlord or right to cure.

      26.   JOINT AND SEVERAL LIABILITY.
            ----------------------------

            If there shall at any time be more than one person and/or entity comprising Tenant, the liability hereunder of all such persons and/or entities shall be primary, joint and several.

      27.   NOTICE ON DEFAULT.
            ------------------

            In the event of any default as defined in Section 25(a)(I) and/or(ii) of this Lease, Landlord shall give Tenant notice of the nature of such default shall have the right to cure the applicable default(s) within five
(5) business days after the giving of Landlord's notice; provided, however, that if a non-monetary default so specified shall be of such nature that the same cannot reasonably be cured within ten (10) day period, the time period for cure of the default shall not be deemed to have elapsed unless and until Tenant shall have failed to commence the curing of such default within the ten-day period or shall have failed thereafter to continuously and diligently proceed to completion of the cure. Nothing in this paragraph shall be deemed to require Landlord to give more than five (5) days notice prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for the recovery of rent on account of any default in the payment of rent, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and Tenant shall become a holdover tenant. Notwithstanding the above with respect to the nonpayment of rent Tenant shall only be entitled to two such notices within any rolling twelve month period.

      28.   REMEDIES ON DEFAULT.
            --------------------

            (a) Remedies. If Tenant shall vacate the Premises as a result of summary proceedings or otherwise, Landlord, in addition to other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefore or for damages, re-enter and take possession of the Premises and, as agent for Tenant or otherwise, relet the Premises and receive the rents therefor and apply the same, first, to the payment of such expenses, reasonable attorneys' fees and costs as Landlord may have incurred in re-entering and repossessing the Premises and in making such repairs and alterations as may be necessary; and, second, to the payment of the rent due hereunder. Tenant shall remain liable for such rent as may be in arrears and also the rent as may accrue subsequent to the re-entry by Landlord, to the extent of the difference between the rent reserved hereunder and the rent, if any, received by Landlord during the remainder of the unexpired Term (including any Option Term for which an option has been exercised), after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. It is understood and agreed that in the event of any default and whether or not Landlord shall re-enter the Premises and/or terminate this Lease, Landlord shall be entitled to recover from Tenant, as additional rent, Landlord's costs, expenses, reasonable attorneys' fee and other fees incurred in enforcing the provisions of this Lease and/or exercising any default remedies hereunder, including but not limited to reasonable attorneys' fees in connection with or arising out of the issuance of default notices and filing fees and reasonable attorneys' fees and costs incurred in connection with or arising out of the preparation, filing and/or prosecution of a suit for dispossess and/or a suit for collection of rent, which attorneys' fees may be either or both of fees of outside counsel and allocated fees of Landlord's in-house counsel. Not in limitation of any other rights or remedies of Landlord, Landlord shall be entitled, in the case of an Uncured Default by Tenant and referral of the matter by Landlord to a third party for collection, to receive from Tenant a collection fee in the amount of 20% of the sums due form Tenant, or such greater collection fees as may then be allowed by law.

            (b) Remedies - Uncured Default. Additionally, in the event of an Uncured Default, Landlord shall have the right but not the obligation, upon giving five (5) days notice in writing to Tenant, to declare this Lease and the Term at an end on the date fixed in such notice as if such date were the originally fixed expiration date of the Term (but Tenant shall retain liability as set forth in paragraph c) below) and Landlord shall then have the right to remove all persons and Personal Property from the Premises without liability for damages.

            (c) Termination Event. In case of any such default, re-entry, expiration, termination and/or dispossess by summary proceedings or otherwise (in any case, sometimes herein referred to as a "Termination Event"): (i) the rent shall become due thereupon and be paid to the time of the Termination Event, together with such expenses as Landlord may incur for legal expenses, reasonable attorneys' fees, brokerage and/or rendering the Premises in good order, or for preparing the same for reletting; (ii) landlord may relet the Premises or any part thereof, either in the name of Landlord or otherwise, for a term(s) which may, at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant commercially reasonable concessions and/or free rent; and (iii) Tenant shall also pay Landlord, as damages, the deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease(s) of the Premises for each month of the period which would otherwise have constituted the balance of the Term. When computing the amounts which shall be due from Tenant, there shall be added to such deficiency the expenses which Landlord may incur in connection with reletting, such as but not limited to legal expenses, reasonable attorneys' fees, brokerage fees, and costs of keeping the Premises in good order or for preparing the same for reletting. Any such amounts due from Tenant shall be paid in monthly installments by Tenant on the rent day specified in this Lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month by a similar proceeding. The termination of this Lease by Landlord in connection with default by Tenant hereunder shall not be construed as or constitute a release of Tenant's liability for all Obligations of Tenant for what would have constituted the entire Term including, as the case may be, the then Option Term or any Option Term for which an option has been exercised, subject to mitigation as aforesaid.

            Landlord from and after the date Landlord shall obtain possession of the Demised Premises by reason of a Termination Event agrees to utilize commercially reasonable efforts to relet the Demised Premises.

            (d) Liquidated Damages. If Landlord so elects, Tenant shall pay to Landlord, upon demand and as liquidated damages, the rent which would have been payable by Tenant from the date of such demand to the date when the Term would have expired if it had not been terminated as aforesaid, minus the fair rental value of the Premises for the same period. Upon payment of such liquidated damages, Tenant shall be under no further liability with respect to the period after the date of such demand except for interest on the liquidated amount attributable to the time period between the accrual of the damages and Landlord's receipt of full payment therefor.

            (e) Breach. In the event of a breach or threatened breach by Tenant of any of its Obligations, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from using any other remedy provided for herein and/or available by law or in equity.

            (f) Non-Waiver. No receipt of rent by Landlord from Tenant after a Termination Event shall reinstate, continue or extend the Term. No receipt of rent after the commencement of suit or after final judgment for possession of the Premises shall reinstate, continue or extend the Term, or affect the suit or the judgment. The receipt of rent by Landlord for other than the entire amount of rent then due to Landlord shall be deemed received on account of the total rent due, and may be applied by Landlord against rent due in such manner as Landlord may determine, without the receipt thereof constituting an accord or satisfaction or creating any modification of the rent obligations under this Lease, it being understood that no course of dealing between the parties shall create or constitute a modification of this Lease, which modification may only be effected by written agreement of the parties. None of the aforesaid provisions of this paragraph (f) including, without limitation, Landlord's right to apply payments as Landlord determines shall be affected by any writings that Tenant may submit to Landlord purporting to control or limit Landlord's rights hereunder or purporting to create an accord or satisfaction (such as, by way of example but not limitations, Tenant submitting to Landlord a rent check including a notation thereon to the effect that the amount thereof is to be applied to a particular rental period or for a particular item of rent and/or that the amount thereof constitutes payment in full of all rents due). Landlord's rights on default of Tenant in payment of rent, including the filing, prosecution and enforcement of dispossess proceedings, shall be unaffected by any payment tendered by Tenant unless and until the funds shall be unconditionally collected in Landlord's account. Landlord shall have no obligations to accept payment after a judgment for possession shall have been rendered.

            (g) Late Fees. In addition to all other rights or remedies of Landlord hereunder, Landlord shall be entitled to receive from Tenant (i), in the event of any payment of rent being made more than five (5) days after the due date, a late fee of five percent (5%) of the amount of such rent, plus (ii), in the event of any payment of rent being made more than thirty (30) days after the due date, interest of one and one-half (1 1/2%) per month on the amount of such rent from its due date until paid. Tenant agrees and acknowledges that the above fee and interest charge are based on reasonable estimates of Landlord's administrative costs in handling and other damages or costs as a result of delinquent payments.

            (h) Personal Property. Any Personal Property of Tenant not removed by Tenant upon a Termination Event, or upon any quitting, vacating or abandonment of the Premises by Tenant, shall at Landlord's option (and not in limitation or derogation of Landlord's rights under paragraph (a) of Section 28 hereof) be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to store, sell and/or otherwise dispose of the same, at the expense of Tenant, and Landlord shall not be accountable to Tenant for proceeds of any sale as may occur.

            (i) Notice. Tenant acknowledges that it is of material concern to Landlord that rents be paid as of the first day of each applicable month, in order that among other things Landlord be able timely to pay its mortgage. Accordingly, should Tenant be late in payment of rent on more than three occasions in any twelve (12)-month period and have received notice thereof on such occasions as required by this Lease ("Noticed Defaults"), then the following shall be applicable, notwithstanding anything in this Lease to the contrary: for the twelve (12)-month period after the latest to occur of the Noticed Defaults, there shall be no further notice requirements with respect to payment of the fixed monthly rent, to the effect that in such circumstances, (i) Tenant shall be deemed to have committed an Uncured Default immediately upon its failure to make any rent payment as of the date due, and (ii) the late fee as above described shall automatically apply as of the day after the payment was due and shall be added to the amount of rent then unpaid and due from Tenant.

      29.   CERTIFICATE OF LEASE STATUS.
            ----------------------------

            Tenant shall at any time, upon ten (10) days prior written notice by Landlord, execute, acknowledge and deliver to Landlord, in recordable form, a statement certifying (i) that this Lease is unmodified (or certifying what modifications exist) and in full force and effect, (ii) the date as of which the rent required to be paid hereunder has been paid, (iii) whether or not Tenant alleges that Landlord is in default under this Lease, (iv) any defenses against the enforcement of this Lease that Tenant may allege it possesses, and (v) any additional information that may be reasonably requested by Landlord. The statement shall be in such form as may be relied upon by Landlord, by any prospective purchaser of the Office Building or of any party thereof or interest therein, or by any mortgagee (or assignee thereof) or prospective mortgagee with an interest or prospective interest in the Office Building. Tenant shall cause any Guarantor of this Lease to execute and deliver to Landlord, on the same terms and conditions as set forth above in this paragraph, a similar statement with respect to the status of its Guarantee. Upon request Landlord shall deliver to Tenant a statement similar to the one required to be delivered by Tenant to Landlord.

      30.   LANDLORD'S LIEN.
            ----------------

            Upon any uncured default by Tenant under this Lease, Landlord shall have a lien and security interest on all Personal Property of Tenant, in addition to statutory liens of Landlord now or hereafter in effect.

      31.   SIGNS.
            ------

            Any signs desired by Tenant shall be erected by Tenant at its sole cost and expense, provided that Tenant shall first have obtained Landlord's consent and any required municipal permits or approvals as to location, type, size and content thereof and method of installation based upon plans submitted to Landlord, such consent shall not be unreasonably withheld or delayed. Tenant shall keep any such sign(s) in good repair, and all maintenance thereof shall be at the sole cost and expense of Tenant. Tenant may remove such sign(s) at the expiration of the Term, provided that Tenant repairs any damage caused by such removal. All signs of Tenant must be installed and maintained in compliance with all Legal Requirements. If Landlord shall deem it necessary to remove any sign in order to paint or to make repairs, alterations or improvements in or upon the Building or Office Building, Landlord shall have the right to do so after providing reasonable written notice to Tenant.

            Unless otherwise specifically set forth herein, no rights are granted to Tenant to utilize the roof or have any use of a portion of any pylon sign to be erected by Landlord. In the event that Landlord consents to Tenant's utilizing a portion of Landlord's pylon sign, the cost of fabricating and installing Tenant's sign on the pylon shall be paid for by Tenant.

            Tenant acknowledges that as of the date hereof the pylon sign for the Office Building has not been designed. Landlord agrees that Tenant shall have the right at its cost and expense to place signage approved by Landlord on the pylon sign when constructed. Tenant shall maintain its sign in good condition. Landlord shall, as soon as same is known, advise Tenant of the size of Tenants insert on the pylon sign and the material from which same is to be fabricated. Tenants insert on the pylon sign shall be fabricated and installed, at Tenants expense by Landlords sign contractor.

      32.   DELIVERIES/PARKING AND MAINTENANCE OF PARKING AREA.
            ---------------------------------------------------

            (a) Parking Facilities. Throughout the Term, parking facilities as generally shown on Exhibit A and as may be modified or altered from time to time shall be provided by Landlord for Tenant and its Agents, in conjunction with the use thereof by other tenants.

            (b) Maintenance. Landlord assumes all responsibility with regard to maintenance, repairs, replacements, operation, supervision, use and control (collectively, "Maintenance") of and to the parking spaces, parking areas, passageways, sidewalks, entrances, exits, cuts in curbing, lighting facilities, and landscaped and other exterior areas, including, to the extent feasible, the keeping of the exterior common areas clean and free and clear of encumbrances, obstructions, debris and snow.

            (c) Costs. It is understood that the costs of Maintenance of the parking areas and other areas referred to in the preceding paragraph shall be included in the Common Area Charges.

            (d) Deliveries. Tenant agrees to cause all deliveries to the Demised Premises to be made through Tenant's rear entry door and not thru the main entry door. In the event that by reason of a delivery being made thru the main entry door the curbing building facade or any other portion of the Office Building shall be damaged Tenant shall upon demand reimburse Landlord for the cost of repairing the damage such payment to be deemed additional rental.

            (e) Designated Parking Spaces. Tenant and its employees shall park their cars in the _____ designated spaces of the parking area as set forth in the "Bank Designated (_____ spc) Parking Plan" a copy of which is annexed to this Lease as Exhibit D. Tenant shall inform all of its employees of the foregoing requirements.

      33.   COMPLIANCE WITH MORTGAGE REQUIREMENTS: REASONABLE MODIFICATIONS.
            ----------------------------------------------------------------

            Tenant shall deliver to Landlord such forms, certificates or applications, fully completed and properly executed in a timely manner, as may be required form time to time by Landlord's mortgagee(s) or prospective mortgagee(s). Tenant shall execute and deliver to Landlord any modifications of this Lease as may be required by a mortgage lender or prospective mortgage lender of Landlord, provided that no such changes shall materially adversely affect Tenant's rights or obligations hereunder.

      34.   RULES AND REGULATIONS.
            ----------------------

            Landlord shall have the right to promulgate from time to time reasonable rules and regulations applicable to all tenants of the Office Building which shall not unreasonably interfere with Tenant's use of the Common areas or their demised premises, which rules and regulations shall be deemed Obligations of Tenant under this Lease.

      35.   HEADINGS.
            ---------

            The headings contained in the body of this Lease are for the purposes of identification only, and are not a part of the agreement between the parties.

      36.   COMPLIANCE WITH LAWS.
            ---------------------

            (a) Tenant Compliance. Tenant shall comply with Legal Requirements pertaining to the Premises, any work undertaken by Tenant at the Premises and the manner in which Tenant conducts its business therein. Not in limitation of the generality of the foregoing, it is expressly agreed by Tenant that Tenant shall comply with all Legal Requirements (as well as with reasonable rules and regulations of Landlord) pertaining to (i) disposal of garbage, including but not limited to cardboard and other recyclables, food and food particles, in order to ensure among other things that all garbage is suitably contained and covered, (ii) disposal of any substances, materials of wastes of a hazardous or environmentally sensitive nature, including but not limited to medical wastes (if applicable); and (iii) disposal of grease or grease products (if applicable), in order to ensure among other things that there is not caused a blockage or clogging in sewer lines. If the use of the Premises involves in any manner the dissemination of grease or grease products, Tenant shall provide to Landlord, prior to commencement of the conduct of business at the Premises, evidence of Tenant having a contract and/or a specific treatment facility, reasonably acceptable to Landlord, with respect to the disposition of grease (such contract and/or treatment facility being referred to below collectively or individually as a "Grease Treatment Procedure"). In any event, the Grease Treatment Procedure shall at all times be sufficient to meet all Legal Requirements as well as to meet any applicable governmental regulations and guidelines controlling or directed toward the quality or quantity of effluent content in sewer lines. During the Term, Tenant shall provide to Landlord, upon Landlord's reasonable request from time to time, evidence of Tenant's maintenance in effect of an acceptable Grease Treatment Procedure that meets the then Legal Requirements and governmental regulations and guidelines.

            (b) Right to Contest. Tenant shall have the right to contest the validity of any alleged violation of any Legal Requirements, and to defer compliance pending such contest if such deferral shall be lawful and shall not cause there to exist a hazardous condition or any condition as would or might tend to place in jeopardy the Landlord or the Office Building, or any party thereof; and if compliance is so deferred, the deferral shall not be deemed a breach of this Lease, provided that the proceeding as to such contest are prosecuted diligently and in good faith. Tenant shall indemnify and hold Landlord harmless from and against any and all Claims incurred by Landlord by reason of any such deferral or contest.

      37.   FORCE MAJEURE.
            --------------

            All performances, undertakings or obligations of Landlord or Tenant hereunder shall be subject to force majeure, and all times set forth herein for compliance with any of the above shall be extended due to catastrophe, accident, weather, storms, acts of war and insurrection, acts of terrorism or bio-terrorism, unavailability of materials, strikes, embargoes or other conditions beyond the applicable party's control. Notwithstanding the above or anything elsewhere herein contained to the contrary, in no event shall Tenant be excused from in each case making paying of rent due under this Lease as of the date set forth in this Lease for Tenant to do so.

      38.   PERFORMANCE OF TENANT'S OBLIGATIONS.
            ------------------------------------

            If Tenant shall commit an Uncured Default, then Landlord may but shall not be obligated to cure such default on behalf of Tenant, in which event Tenant shall reimburse Landlord for all sums paid to effect such cure, together with interest at the rate of twelve percent (12%) per annum and reasonable attorneys' fees. In order to collect such reimbursement, Landlord shall have all the remedies available to Landlord for a default in the payment of rent. Landlord shall have an immediate cure right, without notice, in cases of emergency including but not limited to the right to effect an immediate cure of any failure of Tenant to maintain insurance required of Tenant hereunder.

      39.   WAIVER.
            -------

            The  failure  of  Landlord  to  enforce  against  Tenant  any  Lease
Provision by reason of Tenant committing any breach of or default under this Lease, shall not be deemed a waiver thereof nor void or affect the right of Landlord to enforce the same Lease Provision on the occasion of any subsequent breach or default thereof; nor shall the failure of Landlord to exercise any right in this Lease on any occasion arising therefor be deemed or construed to be a waiver of the right to exercise the same king of right upon any subsequent occasion.

      40.   EXECUTION; COMPLETE AGREEMENT; COUNTERPARTS; INTERPRETATION.
            ------------------------------------------------------------

            (a) Neither this instrument nor the submission hereof to any of the parties shall have any legal or binding effect, as an offer or otherwise, unless and until this instrument shall have been signed by and delivered to each of the parties, and signed and delivered to Landlord by the guarantor(s), if any.

            (b) There are no representations, agreements, arrangements or understanding, oral or written, between the parties hereto relating to the subject matter of this Lease that are not fully expressed in this Lease. This Lease may not be changed or terminated orally, but only by a writing signed by the parties hereto and delivered to each other.

            (c) This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute but one agreement. Upon receipt of an affidavit from Landlord or Landlord's attorney as to loss, theft or destruction of Landlord's originally signed counterpart of this Lease, Tenant shall execute and deliver to Landlord a duplicate originally signed counterpart hereof. It is understood that such loss, theft or destruction does not affect the validity of this Lease, it being intended hereby that Landlord have the means to obtain an "original" hereof so as to facilitate Landlord's use of this Lease for business or legal purposes.

            (d) The language used in this Lease is deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction or interpretation shall be applied against any party on the grounds that such party was the "drafter" of this document nor shall any such principal of construction or interpretation be used to resolve any alleged ambiguity.

      41.   BROKERS.
            --------

            Tenant and Landlord represent that they have dealt with any real estate broker with regard to this lease. Tenant and Landlord agree to hold each other harmless from all loss, costs or damage including reasonable attorneys fees related to a claim by any broker other than Broker for a commission arising out of or related to the actions of this agreement.

      42.   NOTICES; REGISTERED AGENT.
            --------------------------

            (a) All notices, statements, demands, consents, approvals, authorizations, offers, agreements, appointments or designations (collectively, "Notices") herein by either party to the other shall be deemed to be given to the other party for the purpose of this Lease only if in writing, and either personally served on the other party or sent by certified mail, return receipt requested, with postage prepaid, and addressed as follows:

            TO LANDLORD:   Frank P. Natale
                           1093 Highway 35
                           Oakhurst, New Jersey  07755

            COPY TO:       Raymond J. Farrell
                           A Professional Corporation
                           Attorney-At-Law
                           96 Freneau Avenue, Suite 2
                           Matawan, NJ  07747

            TO TENANT:     Central Jersey Bank, N.A.
                           627 Second Avenue
                           Long Branch, New Jersey  07740

            COPY TO:       James T. Sabaitis, Esq.
                           Sabaitis & Grundwerg, LLC
                           301 Morris Avenue
                           Spring Lake, New Jersey  07762

            (copies of Notices provided for herein may be sent by ordinary mail)

            or to substituted parties or addresses, provided that any substituted party and/or address shall have theretofore been provided in writing by the party effecting the substitution and shall have actually been received by the other party. Anything above to the contrary notwithstanding, a Notice to Tenant shall be deemed properly given if sent either to the above-stated address for Tenant or to such address of Tenant as is regularly used by Landlord for purposes of billing. As of the date that Tenant enters into possession of the Premises, Landlord shall submit its bills to Tenant at the Premises unless Tenant gives to Landlord a Notice to the contrary.

            (b) Tenant represents that the name and address of its registered agent for services of process in New Jersey are as set forth below in the signature block of this Lease.

      43.   GUARANTEE OF LEASE.
            -------------------

            Tenant acknowledges that Landlord would not have entered into this Lease with Tenant without Tenant having caused the Guarantee annexed to this Lease to be executed by the individual(s) set forth thereon an that Tenant's delivery of the Guarantee was a material inducement to Landlord entering into this Lease.

      44.   BINDING EFFECT.
            ---------------

            This Lease  shall be binding  upon land inure to the  benefit of the
parties  hereto  and  their  respective   heirs,   administrators,   successors,
representatives and assigns.

      45.   SEVERABILITY.
            -------------

            If any Lease Provision shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

      46.   DEFINITION OF LANDLORD; LIABILITY OF LANDLORD.
            ----------------------------------------------

            The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession for the time being of the Office Building, so that in the event of any sale of the Office Building or an assignment of this Lease, Landlord named herein shall be and hereby is entirely relieved for all obligations of Landlord hereunder and it shall be deemed without further agreement and such purchaser(s) or assignee(s) that the purchaser(s) or assignee(s) have assumed and agreed to observe and perform all obligations of Landlord hereunder; it being understood that the provision of this sentence shall be applicable to any successor Landlord. Notwithstanding anything to the contrary provided in this Lease, and irrespective of whether Landlord or any successor in interest of Landlord shall be a natural person, joint venture, tenancy in common, limited liability company, firm or partnership, general or limited, or any other type of entity now or hereafter existing under the law (in any event called below as "Entity"), there shall be no personal liability on the part of Landlord or such natural person, or on the part of any partner, member or other principal of any applicable Entity (however the interests or ownership shares in the Entity are or may in the future be denominated), with respect to any of the Lease Provisions, or in any manner arising out of this Lease whether involving alleged personal injury, alleged property damage or a claim of any other nature; and in all events, irrespective of who or what person(s) or Entity(ies) comprised Landlord, Tenant shall look solely to the equity of Landlord (or of such successor in interest) in the Office Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord or by such successor in interest or any of the Lease Provisions, or with respect to any claim of any nature against Landlord arising out of this Lease, such exculpation of personal liability to be absolute and without any exception whatsoever.

      47.   ENVIRONMENTAL COMPLIANCE; ISRA.
            -------------------------------

            (a) Tenant Compliance with Environmental Laws. Tenant shall not use or suffer to be used the Premises in any manner as to create or cause an environmental violation or hazard. Not in limitation of the generality of the above, it is understood that Tenant shall not cause or suffer to be caused any chemical contamination or discharge of a substance of any nature which is noxious, offensive or harmful or which, under any Legal Requirement, constitutes a hazardous substance or hazardous waste. Tenant shall indemnify and hold harmless Landlord against any Claims incurred by Landlord by reason (i) the failure by Tenant or its Agents to comply with the Industrial Site Recovery Act of New Jersey (which law including its regulations shall be referred to herein as "ISRA"), the Spill Compensation and Control Act or any other environmental Legal Requirement now or hereafter in effect, and/or (ii) any provision of this
Section 49.

            (b)   ISRA. Tenant expressly agrees as follows with respect to ISRA:

                  (i) Tenant shall not without landlord's prior written consent generate, manufacture, refine, transport, treat, store, handle, dispose or otherwise deal with any hazardous substances or hazardous waste as presently or in the future defined in ISRA (the generation, manufacture, refinement, transportation, treatment, storage, handling, disposition and/or otherwise dealing with such substance or waste, as the case may be, being referred to herein as "dealing with" such substances or waste.

                  (ii) If at any time during the Term there shall be required, with respect to the Premises or any part thereof, any act pursuant to or compliance with ISRA including the filing of any required notice of sale or negative declaration affidavits or the preparation or effectuation of any cleanup plans, Tenant shall be responsible for such compliance as if Tenant were the "owner" of the Premises as defined by ISRA.

                  (iii) Tenant   acknowledges  its  understanding  that  at  the
                        expiration or earlier termination of this Lease, or, as the case may be, any termination of occupancy of the Premises or part thereof by Tenant, a subleasee or any other party, certain notices, filing and (if determined to be necessary) sampling plans, cleanup plans and cleanup work will be required by the State of New Jersey if Tenant's or any subtenant's or other party's use of the Premises or any part thereof renders the Premises an "industrial establishment" under ISRA ("ISRA
                        Requirements"). If such is the case, Tenant shall, either in its own name or, if required, in the name of Landlord, comply, at Tenant's own expense, with all ISRA Requirements.

                  (iv) At the request of Landlord from time to time, Tenant shall

                        (1) provide to Landlord copies of any documents filed by Tenant pursuant to ISRA;

                        (2) permit Landlord to be present at any ISRA inspections, on or off site, and at any meetings of the Department of Environmental Protection of New Jersey or other meetings relating to ISRA; and

                        (3) provide Landlord with an inventory or materials and substances dealt with by Tenant at the Premises, as well as such additional information relating to Tenant, any subtenant(s) and/or the Premises as may be reasonably requested by
                              Landlord (in affidavit form or otherwise, as reasonably required by Landlord) in order that Landlord be able to provide information for ISRA filings, for determination of whether there has been compliance with any environmental Legal Requirement, or for determination of applicability/non-applicability of ISRA.

                        (4) Within thirty (30) days of lease execution deliver to Landlord an affidavit setting forth Tenant's use of the premises during the lease term, its SIC number and a detailed account of any environmental happenings and the results thereof.

            (c) Lease Termination. The provisions of this Section 48 shall survive a Lease Termination, and it shall be the responsibility of Tenant to require any subtenant of the Premises to agree expressly in writing to comply with the provisions of this Section 48. Tenant shall use its best efforts to cause the principals of any corporate subtenant to agree to be personally responsible for compliance with the provisions of this Section 48.

            (d)   SIC. Tenant represents that its SIC number is 6021.

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            (e)   Cleanup Rental Requirements.  In the event that any cleanup is required by reasons of the actions of Tenant and said cleanup is not completed prior to the termination of the Lease, Tenant shall be responsible for the rent at the holdover rate and all of the other obligations of Tenant until the earlier of (I) the date the cleanup is completed to the satisfaction of the applicable agency or (ii) the date that Landlord is able to relet the Premises.

      48.   WAIVER OF JURY TRIAL.
            ---------------------

            The parties waive the right of trial by jury in any dispute or action involving, related to or in any way arising out of this Lease.

      49.   EXHIBITS.
            ---------

            All exhibits referred to in this Lease are annexed hereto (unless otherwise provided) and are part hereof.

      50.   REQUESTS AS TO CERTAIN ACTIONS.
            -------------------------------

            If in connection with this Lease the Tenant shall require or request that Landlord execute or consent to any documents, such as but not limited to instruments of assignment or sublease, leasehold financing or lien waiver, Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees, including allocated fees of in-house counsel, with respect to the review and response involved.

      51.   OFFICE BUILDING LEASE.
            ----------------------

            It is understood and agreed that this is a lease of real property in a Office Building as such lease is described in Section 365(b)3 of the Bankruptcy Code.

      52.   INCOMPLETE INFORMATION OR DOCUMENTATION.
            ----------------------------------------

            If for any reason of the following information or documentation shall have not been inserted in this Lease (or, as the case may be, provided to Landlord) as of the date that execution and delivery hereof shall have occurred pursuant to Section 41 hereof:

            $     name  and  address  of  registered  agent as  provided  for in
                  Section 44 hereof;

            $ address, for notice purposes or otherwise, of any party or guarantor, including a residence address for any and all individuals(s) comprising Tenant and/or Guarantor;

            $     social   security   number  for  any  and  all   individual(s)
                  comprising Tenant and/or Guarantor; or

            $ Title of any person(s) and/or entity(ies) having signed or attested on behalf of any entity

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

            $ certificate of resolutions authorizing Tenant to have entered into this Lease and/or (as the case may be) authorizing Guarantor to have executed and delivered a Guarantee hereof.

then, in any such event, the absence of such information or documentation shall not affect the validity, full force and effect or enforceability of this Lease, but the party to which the information or documentation relates shall have the continuing obligation to provide such information or documentation not later than five (5) days after request of the other party, and the failure to provide same shall constitute a default hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.

                                         CENTRAL JERSEY BANK, N.A.

ATTEST:                                  BY: /s/ James S. Vaccaro
                                            ------------------------------------
                                              James S. Vaccaro
   Corin M. Janosz                            President and CEO
-------------------------

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